UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

FS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

, Washington
6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 2, 2021, the Registrant issued a press release to correct certain amounts and a percentage contained in its earnings release issued on Thursday, January 28, 2021 entitled, “FS Bancorp, Inc. Reports Record 2020 Results Including $39.3 Million of Net Income or $8.97 Per Diluted Share, and a 24% Increase in Its Dividend to $0.26 for the Thirty-Second Consecutive Quarterly Dividend”.  In the earnings release, the amount of loans still in deferral status was incorrect.  A copy of the press release correcting the loans still in deferral, along with the amount and percentage of loans making interest only payments is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

(d)	Exhibits

99.1	Press release of FS Bancorp, Inc. dated February 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	FS BANCORP, INC.

/s/Matthew D. Mullet
Matthew D. Mullet
Chief Financial Officer
(Principal Financial and Accounting Officer)